Exhibit 99.4

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and For the Year Ended December 31, 2010

On October 22, 2010, Ventas, Inc. (“Ventas” or the “Company”) announced that it had entered into a definitive agreement to acquire 118 private pay seniors housing communities owned and/or operated by Atria Senior Living Group, Inc. (“Atria”) (including assets owned by Atria’s affiliate, One Lantern Senior Living Inc (“One Lantern”)) from funds affiliated with Lazard Real Estate Partners LLC for a purchase price of approximately $3 billion, comprised of $1.35 billion in Ventas common stock (a fixed 24.96 million shares based on Ventas’s 10-day volume weighted average price as of October 20, 2010 of $54.09), $150 million in cash and the assumption or repayment of approximately $1.6 billion of debt and capital lease obligations, less assumed cash.

On February 28, 2011, Ventas announced that it had entered into a definitive agreement to acquire Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction valued at approximately $7 billion.  Under the terms of the agreement, in the merger, NHP stockholders will receive a fixed exchange ratio of 0.7866 shares of Ventas common stock for each share of NHP common stock they own.

The following unaudited pro forma condensed consolidated financial information sets forth:

•                  The historical consolidated financial information of Ventas as of and for the year ended December 31, 2010 derived from Ventas’s audited consolidated financial statements;

•                  Pro forma adjustments to give effect to Ventas’s other 2010 acquisitions and other investments, dispositions and significant debt activity on the consolidated statement of income of Ventas for the year ended December 31, 2010, as if these transactions occurred on January 1, 2010;

•                  The historical consolidated financial information of Atria and One Lantern as of and for the year ended December 31, 2010 derived from Atria’s and One Lantern’s audited consolidated financial statements, respectively;

•                  Pro forma adjustments to give effect to Ventas’s acquisition of Atria and One Lantern on the consolidated balance sheet of Ventas as of December 31, 2010, as if the acquisition closed on December 31, 2010;

•                  Pro forma adjustments to give effect to Ventas’s acquisition of Atria and One Lantern on the consolidated statement of income of Ventas for the year ended December 31, 2010, as if the acquisition closed on January 1, 2010;

•                  Pro forma adjustments to give effect to Ventas’s February 2011 equity issuance, which was completed in contemplation of the acquisition of Atria and One Lantern;

•                  The historical consolidated financial information of NHP as of and for the year ended December 31, 2010 derived from NHP’s audited consolidated financial statements;

•                  Pro forma adjustments to give effect to NHP’s 2010 acquisitions and other investments, dispositions, significant debt activity and equity issuances on the consolidated statement of income of NHP for the year ended December 31, 2010, as if these transactions occurred on January 1, 2010;

•                  Pro forma adjustments to give effect to Ventas’s acquisition of NHP on the consolidated balance sheet of Ventas as of December 31, 2010, as if the acquisition closed on December 31, 2010; and

•                  Pro forma adjustments to give effect to Ventas’s acquisition of NHP on the consolidated statement of income of Ventas for the year ended December 31, 2010, as if the acquisition closed on January 1, 2010.

Certain assets and liabilities of Atria and One Lantern included in the historical consolidated financial information consisting primarily of certain working capital, property leases, insurance items and property management services will not be acquired and have been so reflected in the pro forma adjustments.  Also, certain intercompany activity between Atria, One Lantern and NHP has been eliminated in the pro forma adjustments.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Ventas’s management; however, they are not necessarily indicative of what Ventas’s consolidated financial condition or results of operations actually would have been assuming the transactions had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies that may be achieved in the transactions or any strategies that management may consider in order to continue to efficiently manage Ventas’s operations.  This pro forma condensed consolidated financial information should be read in conjunction with (1) Ventas’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on February 18, 2011, (2) Atria’s and One Lantern’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2010 included herein and (3) NHP’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2010 included herein.

The acquisition of Atria, One Lantern and NHP will be accounted for using the acquisition method of accounting.  The total purchase price of approximately $10 billion will be allocated to the assets ultimately acquired and liabilities ultimately assumed based upon their respective fair values.  The allocations of the purchase prices reflected in these unaudited pro forma condensed consolidated financial statements have not been finalized and are based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the assets and liabilities, which cannot be made prior to the completion of the acquisitions, which are anticipated to occur during 2011, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the dates of completion of the acquisitions. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

The completion of the valuations, the allocations of purchase price, the impact of ongoing integration activities, the timing of completion of the acquisitions and other changes in tangible and intangible assets and liabilities that occur prior to completion of the acquisitions could cause material differences in the information presented.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2010

(In thousands)

	Ventas Historical	Atria Historical (A)	One Lantern Historical (B)	Atria and One Lantern Acquisition Adjustments (C)		Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	NHP Acquisition Adjustments (E)		Total Pro Forma
Assets:
Net real estate investments	$5,444,114	$1,053,595	$721,489	$1,483,572	(F)	$8,702,770	$3,861,512	$3,548,347	(O)	$16,112,629

Cash and cash equivalents	21,812	143,833	27,858	(104,333	)(G)	89,170	59,591	749	(P)	149,510
Escrow deposits and restricted cash	38,940	29,142	33,250	(13,320	)(G)	88,012	7,285	(4,202	)(Q)	91,095
Deferred financing costs, net	19,533	11,384	4,064	(15,448	)(H)	19,533	8,566	(8,566	)(H)	19,533
Other	233,622	121,132	9,940	(52,276	)(I)	312,418	155,670	48,133	(R)	516,221
Total assets	$5,758,021	$1,359,086	$796,601	$1,298,195		$9,211,903	$4,092,624	$3,584,461		$16,888,988

Liabilities and equity:
Liabilities:
Senior notes payable and other debt	$2,900,044	$1,067,521	$661,519	$(51,229	)(J)	$4,577,855	$1,529,257	$(63,682	)(S)	$6,043,430
Accrued interest	19,296	555	5,229	(418	)(G)	24,662	23,728	(137	)(Q)	48,253
Accounts payable and other liabilities	207,143	78,157	45,916	12,422	(K)	343,638	127,341	401,623	(T)	872,602
Deferred income taxes	241,333	28,642	—	11,221	(L)	281,196	—	—		281,196
Total liabilities	3,367,816	1,174,875	712,664	(28,004)		5,227,351	1,680,326	337,804		7,245,481

Redeemable OP unitholder interests	—	—	—	—		—	79,188	18,742	(U)	97,930
Commitments and contingencies

Equity:
Total stockholders’ equity	2,386,726	184,211	49,149	1,360,987	(M)	3,981,073	2,299,827	3,145,043	(V)	9,425,943
Noncontrolling interest	3,479	—	34,788	(34,788	)(N)	3,479	33,283	82,872	(W)	119,634
Total equity	2,390,205	184,211	83,937	1,326,199		3,984,552	2,333,110	3,227,915		9,545,577

Total liabilities and equity	$5,758,021	$1,359,086	$796,601	$1,298,195		$9,211,903	$4,092,624	$3,584,461		$16,888,988

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2010

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2010 Transactions Adjustments (X)	Pro Forma for Ventas 2010 Transactions	Atria Historical (A)	One Lantern Historical (B)	Atria and One Lantern Acquisition Adjustments (C)		Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	NHP 2010 Transactions Adjustments (X)	Pro Forma for NHP 2010 Transactions	NHP Acquisition Adjustments (E)		Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$469,825	$260	$470,085	$—	$—	$—		$470,085	$307,567	$20,845	$328,412	$13,464	(EE)	$811,961
Medical office buildings	69,747	25,949	95,696	—	—	—		95,696	102,287	12,376	114,663	(2,398	)(FF)	207,961
	539,572	26,209	565,781	—	—	—		565,781	409,854	33,221	443,075	11,066		1,019,922
Resident fees and services	446,301	1,619	447,920	466,773	165,463	(33,316	)(Y)	1,046,840	—	—	—	—		1,046,840
Medical office building services revenue	14,098	14,098	28,196	—	—	—		28,196	—	—	—	—		28,196
Income from loans and investments	16,412	1,024	17,436	—	—	—		17,436	26,402	5,678	32,080	(100	)(GG)	49,416
Interest and other income	484	19	503	77,789	820	(78,318	)(Y)	794	2,977	(1)	2,976	—		3,770
Total revenues	1,016,867	42,969	1,059,836	544,562	166,283	(111,634)		1,659,047	439,233	38,898	478,131	10,966		2,148,144

Expenses:
Interest	178,863	9,178	188,041	71,604	47,236	(47,508	)(Z)	259,373	97,329	(3,329)	94,000	(38,266	)(HH)	315,107
Depreciation and amortization	205,600	14,845	220,445	52,138	22,663	109,093	(AA)	404,339	134,522	18,276	152,798	108,859	(II)	665,996
Property-level operating expenses:
Senior living	291,831	1,443	293,274	395,796	109,277	(75,565	)(BB)	722,782	—	—	—	(3,039	)(Q)	719,743
Medical office buildings	24,122	9,783	33,905	—	—	—		33,905	39,536	2,432	41,968	—		75,873
	315,953	11,226	327,179	395,796	109,277	(75,565)		756,687	39,536	2,432	41,968	(3,039)		795,616
Medical office building services costs	9,518	9,518	19,036	—	—	—		19,036	—	—	—	—		19,036
General, administrative and professional fees	49,830	7,981	57,811	47,558	749	(48,307	)(Y)	57,811	31,057	—	31,057	—		88,868
Foreign currency loss	272	—	272	—	—	—		272	—	—	—	—		272
Loss (gain) on extinguishment of debt	9,791	—	9,791	2	—	(2	)(Y)	9,791	(75)	—	(75)	75	(JJ)	9,791
Other	—	—	—	6,009	19,607	(85	)(Y)	25,531	—	—	—	—		25,531
Merger related expenses and deal costs	19,243	—	19,243	—	—	—		19,243	5,118	—	5,118	—		24,361
Total expenses	789,070	52,748	841,818	573,107	199,532	(62,374)		1,552,083	307,487	17,379	324,866	67,629		1,944,578
Income (loss) before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	227,797	(9,779)	218,018	(28,545)	(33,249)	(49,260)		106,964	131,746	21,519	153,265	(56,663)		203,566
(Loss) income from unconsolidated entities	(664)	(664)	(1,328)	—	130	(130	)(Y)	(1,328)	5,478	(12)	5,466	(869	)(KK)	3,269
Income tax (expense) benefit	(5,201)	(39)	(5,240)	7,560	—	32,303	(CC)	34,623	—	—	—	—		34,623
Income (loss) from continuing operations	221,932	(10,482)	211,450	(20,985)	(33,119)	(17,087)		140,259	137,224	21,507	158,731	(57,532)		241,458
Net income (loss) attributable to noncontrolling interest	3,562	(3,616)	(54)	—	(5,907)	5,907	(N)	(54)	(1,643)	(317)	(1,960)	(3,165	)(KK)	(5,179)
Income (loss) from continuing operations attributable to common stockholders	$218,370	$(6,866)	$211,504	$(20,985)	$(27,212)	$(22,994)		$140,313	$138,867	$21,824	$160,691	$(54,367)		$246,637

Income from continuing operations attributable to common stockholders per common share:
Basic	$1.39	n/a	$1.35	n/a	n/a	n/a		$0.75	$1.14	n/a	$1.27	n/a		$0.86
Diluted	$1.38	n/a	$1.34	n/a	n/a	n/a		$0.75	$1.12	n/a	$1.24	n/a		$0.85

Shares used in computing earnings per common share:
Basic	156,608	—	156,608	n/a	n/a	30,522	(DD)	187,130	121,687	4,782	126,469	99,481	(LL)	286,611
Diluted	157,657	—	157,657	n/a	n/a	30,522	(DD)	188,179	124,339	4,782	129,121	101,567	(LL)	289,746

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

Ventas, Inc. (“Ventas” or the “Company”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of seniors housing and healthcare properties in the United States and Canada.  The historical consolidated financial statements of Ventas include the accounts of the Company and its wholly owned subsidiaries and joint venture entities over which it exercises control.

On October 22, 2010, Ventas announced that it had entered into a definitive agreement to acquire 118 private pay seniors housing communities owned and/or operated by Atria Senior Living Group, Inc. (“Atria”) (including assets owned by Atria’s affiliate, One Lantern Senior Living Inc (“One Lantern”)) from funds affiliated with Lazard Real Estate Partners LLC (“Lazard”) for a purchase price of approximately $3 billion, comprised of $1.35 billion in Ventas common stock (a fixed 24.96 million shares based on Ventas’s 10-day volume weighted average price as of October 20, 2010 of $54.09), $150 million in cash and the assumption or repayment of approximately $1.6 billion of debt and capital lease obligations, less assumed cash.

On February 28, 2011, Ventas announced that it had entered into a definitive agreement to acquire Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction valued at approximately $7 billion.  Under the terms of the agreement, in the merger, NHP stockholders will receive a fixed exchange ratio of 0.7866 shares of Ventas common stock for each share of NHP common stock they own.

NOTE 2 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)      Reflects historical financial condition or results of operations of Atria as of or for the year ended December 31, 2010.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(B)        Reflects historical financial condition or results of operations of One Lantern as of or for the year ended December 31, 2010.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(C)        Represents adjustments to record the acquisition of Atria and One Lantern by Ventas based upon the purchase price of approximately $3 billion.  The calculation of the purchase price to be allocated is as follows (in millions, except per share amounts):

Equity to be issued (24.96 million shares at $54.09 per share) (1)	$1,350
Cash to be paid (assumed to be funded with borrowings from Ventas’s unsecured revolving credit facilities)	150
Assumption or repayment of net debt, including capital lease obligations	1,626
Purchase price	$3,126

(1)          Purchase price will be adjusted based on the share price of Ventas common stock at closing consistent with the requirements of ASC 805, Business Combinations.

(D)       Reflects historical financial condition or results of operations of NHP as of or for the year ended December 31, 2010.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(E)         Represents adjustments to record the acquisition of NHP by Ventas based upon the purchase price of approximately $7 billion.  Additionally, certain intercompany activity between Atria, One Lantern and NHP has been eliminated. The calculation of the purchase price to be allocated is as follows (in millions, except per share amounts):

Equity to be issued (126.3 million shares of NHP common stock and 2.2 million Class A limited partnership units at $44.99 per share) (1)	$5,778
Assumption of debt (2)	1,614
Purchase price	$7,392

(1)          Purchase price will be adjusted based on the share price of Ventas common stock at closing consistent with the requirements of ASC 805, Business Combinations.

(2)          Includes NHP’s joint venture share of total debt from its unconsolidated entities.

(F)         Reflects adjustment to eliminate assets of Atria and One Lantern included in the historical consolidated financial information that Ventas is not purchasing and an adjustment to record the estimated increase over Atria’s and One Lantern’s historical investment in real estate based upon the preliminary estimated fair value for the tangible and intangible real estate assets to be acquired.  These estimated values are as follows (in millions):

Land	$608
Buildings and improvements	2,470
Acquired lease intangibles	125
Construction in progress	55
Estimated value of net real estate investments	$3,258

(G)        Reflects adjustments to eliminate assets and liabilities of Atria and One Lantern included in the historical consolidated financial information that Ventas is not acquiring or assuming as part of the working capital consideration.

(H)       Represents the write-off of Atria’s, One Lantern’s and NHP’s historical deferred financing costs, which were not assigned any value in the preliminary purchase price allocation.

(I)            Reflects adjustment to eliminate other assets of Atria and One Lantern included in the historical consolidated financial information that Ventas is not acquiring as part of the working capital consideration, net of other acquired assets, primarily consisting of goodwill.

(J)           Represents the following adjustments (in millions):

Write-off Atria’s and One Lantern’s historical fair market value of debt adjustment	$29
Fair market value of debt adjustment recorded in connection with the acquisition	49
Debt not assumed as part of the acquisition included in the historical consolidated financial information	(58)
Net adjustment allocated for the acquired capital lease obligations	26
Atria and/or One Lantern debt anticipated to be repaid at closing	(176)
Anticipated borrowings on unsecured revolving credit facility (1)	386
Ventas debt repaid with proceeds from its February 2011 equity issuance	(307)
Pro forma adjustment to debt	$(51)

(1)          Borrowings are comprised of $150 million of cash to be paid at closing, $176 million for the Atria and/or One Lantern debt anticipated to be repaid at closing and $60 million for estimated transaction and debt extinguishment costs to be paid related to the Atria and One Lantern acquisition.

(K)       Reflects adjustment to eliminate other liabilities of Atria and One Lantern included in the historical consolidated financial information that Ventas is not assuming as part of the working capital consideration, offset by approximately $40.2 million of a contingent consideration liability, which is based on the preliminary fair value calculations.

(L)         Represents the write-off of Atria’s historical deferred income tax liability, which was not assigned any value in the allocation of the acquisition, offset by Ventas’s estimate of approximately $39.9 million for its deferred tax liability associated with the step up to fair value for book purposes of the Atria and One Lantern assets acquired by a wholly owned taxable REIT subsidiary of Ventas (difference between book and tax bases).

(M)    Represents the write-off of Atria’s and One Lantern’s historical equity, net of the issuance of 24.96 million shares of Ventas common stock to be issued in connection with the Atria acquisition, which was valued at $1.35 billion at the time of the announcement of the transaction, and proceeds received from Ventas’s February 2011 equity issuance of approximately $300 million. Additionally, the adjustment includes a reduction of stockholders’ equity in the amount of $60 million for the estimated transaction and debt extinguishment costs to be paid related to the Atria and One Lantern acquisition.

(N)       Reflects the acquisition of the noncontrolling interest in One Lantern by Ventas as part of the transaction consideration.

(O)       Reflects adjustment to record the estimated increase over NHP’s historical investment in real estate based upon the preliminary estimated fair value for the tangible and intangible real estate assets to be acquired.  Additionally, certain intercompany activity between Atria, One Lantern and NHP has been eliminated. These estimated values and eliminations are as follows (in millions):

Land	$1,287
Buildings and improvements	5,653
Acquired lease intangibles	418
Construction in progress	18
Loans receivable	310
Investments in unconsolidated entities	85
Elimination of Atria and One Lantern assets leased from NHP that were classified as capital lease assets	(361)
Pro forma adjustment to net real estate investments	$7,410

(P)        Reflects the net cash proceeds NHP received in January 2011 from the sale of a skilled nursing facility that was reflected as held for sale at December 31, 2010.

(Q)      Reflects the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(R)       Reflects adjustment to eliminate historical other assets of NHP that were not assigned any value in the preliminary purchase price allocation, the elimination of the asset held for sale at December 31, 2010 that was subsequently sold by NHP in January 2011 and the elimination of certain intercompany activity between Atria, One Lantern and NHP, net of other acquired assets, primarily consisting of other intangible assets.

(S)        Represents the following adjustments (in millions):

Fair market value of debt adjustment allocated for the acquisition	$66
Borrowings on unsecured revolving credit facility for estimated transaction costs to be paid related to the NHP acquisition	100
Elimination of promissory note between Atria and NHP	(23)
Elimination of capital lease obligations between Atria, One Lantern and NHP	(207)
Pro forma adjustment to debt	$(64)

(T)       Reflects adjustment to eliminate historical other liabilities of NHP that were not assigned any value in the preliminary purchase price allocation, the elimination of certain intercompany activity between Atria, One Lantern and NHP and the recording of approximately $434.8 million of various lease intangibles, which primarily include below market operating lease intangibles, all of which are based on the preliminary fair value calculations.

(U)      Represents the adjustment to record the fair market value of the redeemable OP unitholder interests, which are valued at a price of $44.99 per unit (the acquisition value of each share of NHP common stock at the time the acquisition was announced).

(V)       Represents the adjustment to convert NHP’s historical equity into Ventas common stock, which was valued at a price of $44.99 per common share at the time the acquisition was announced. Additionally, the adjustment includes a reduction of stockholders’ equity in the amount of $100 million for the estimated transaction costs to be paid related to the NHP acquisition.

(W)  Reflects the adjustment to record the estimated increase over NHP’s historical noncontrolling interest value based upon the preliminary estimated fair value of the noncontrolling interest.

NOTE 3 — VENTAS AND NHP 2010 TRANSACTIONS ADJUSTMENTS

(X)       Adjustments reflect the effect on Ventas’s and NHP’s historical consolidated statements of income and shares used in computing earnings per common share as if Ventas or NHP had consummated its significant 2010 transactions on January 1, 2010.  With respect to Ventas, these adjustments primarily relate to the recording of income statement activity specific to the acquisition of Lillibridge Healthcare Services, Inc. and the acquisition of Sunrise Senior Living, Inc.’s noncontrolling interest in certain consolidated entities, and adjusting interest expense for a $200 million term loan with Bank of America, N.A. and a $400 million 3.125% senior notes issuance, assuming all transactions occurred on January 1, 2010.  With respect to NHP, the adjustments primarily relate to the recording of income statement activity for 2010 acquisitions (49 properties subject to triple-net leases and 20 multi-tenant medical office buildings), adjusting income from loans and other investments for the funding/acquisition of five new mortgage loans, adjusting interest expense for the prepayment of $118.3 million of secured debt and $175 million of credit facility borrowings and adjusting shares used in computing earnings per share for equity issuances, assuming all transactions occurred on January 1, 2010.

NOTE 4 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Y)      Reflects adjustments to eliminate historical revenues and expenses of Atria and One Lantern attributable to assets or liabilities that Ventas is not acquiring or assuming as part of the acquisition.

(Z)        Represents the following adjustments (in millions):

For the Year Ended December 31, 2010
Elimination of historical interest expense on debt not assumed as part of the acquisition	$(5)
Fair market value of debt adjustment allocated for the acquisition	(14)
Elimination of historical interest related to Atria and/or One Lantern deferred financing fees	(4)
Elimination of Atria’s and/or One Lantern’s historical interest expense on debt anticipated to be repaid at closing	(13)
Additional interest expense on borrowings on unsecured revolving credit facility	13
Ventas debt repaid with proceeds from its February 2011 equity issuance	(19)
Net adjustment allocated for the acquired capital lease obligations	(5)
Pro forma adjustment to interest	$(47)

(AA)        Based on the preliminary purchase price allocation, Ventas expects to allocate $608 million to land and $2.5 billion to buildings and improvements. Depreciation expense is calculated on a straight line basis based on Ventas’s purchase price allocation and using a 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment and a 10-year life for land improvements. Additionally, Ventas’s purchase price allocation includes $101 million of acquired in-place lease intangibles, which will be amortized over the average life of these leases (approximately one year).  Further, the adjustment reflects the elimination of historical depreciation expense related to assets Ventas is not acquiring.

(BB)           Reflects adjustments to eliminate historical expenses of Atria and One Lantern attributable to assets or liabilities that Ventas is not acquiring or assuming as part of the acquisition, offset by the 5% management fee Ventas will be paying to Atria for management services related to the acquired communities.

(CC)           Reflects adjustments to eliminate the historical tax benefit of Atria, offset by the estimated tax benefit Ventas expects to recognize due to the acquisition.

(DD)         Reflects the issuance of 24.96 million shares of Ventas common stock at the Atria and One Lantern acquisition closing and Ventas’s February 2011 equity issuance of 5.6 million shares.

(EE)             Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the NHP acquisition and the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(FF)             Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the NHP acquisition and the elimination of NHP’s historical amortization related to above and below market lease intangibles.

(GG)         Reflects adjustments to eliminate revenues and expenses of NHP attributable to assets or liabilities that Ventas is not acquiring or assuming as part of the acquisition and the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(HH)         Represents the following adjustments (in millions):

For the Year Ended December 31, 2010
Fair market value of debt adjustment allocated for the acquisition	$(26)
Elimination of historical interest expense related to NHP deferred financing fees	(4)
Elimination of interest expense from a promissory note between Atria and NHP	(1)
Elimination of Atria and One Lantern capital lease obligation interest	(10)
Additional interest on borrowings on unsecured revolving credit facility	3
Pro forma adjustment to interest	$(38)

(II)                    Based on the preliminary purchase price allocation, Ventas expects to allocate $1.3 billion to land and $5.7 billion to buildings and improvements. Depreciation expense is calculated on a straight line basis based on Ventas’s purchase price allocation and using an average 34-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment, an average eight-year life for land improvements and an average four-year life for tenant improvements. Additionally, Ventas’s purchase price allocation includes $261 million of in-place acquired lease intangibles, which will be amortized over the average remaining life of these leases.  Further, the adjustment reflects the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(JJ)                 Reflects adjustment to eliminate gains and expenses of NHP attributable to transactions that would not have occurred had the acquisition closed on January 1, 2010.

(KK)         Reflects the adjustment to record the estimated increase over NHP’s historical income related to the various joint venture entities as a result of the preliminary estimated fair value for the assets and liabilities acquired that will be depreciated and amortized over the estimated remaining useful life.

(LL)             Reflects the conversion of NHP common stock to Ventas common stock at the exchange ratio of 0.7866.

NOTE 5 — FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

Ventas’s historical and pro forma funds from operations (“FFO”) and normalized FFO for the year ended December 31, 2010 are summarized as follows (in thousands):

	Ventas Historical	Ventas 2010 Transactions Adjustments (X)	Pro Forma for Ventas 2010 Transactions	Atria Historical (A)	One Lantern Historical (B)	Atria and One Lantern Acquisition Adjustments (C)	Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	NHP 2010 Transactions Adjustments (X)	Pro Forma for NHP 2010 Transactions	NHP Acquisition Adjustments (E)	Total Pro Forma
Income (loss) from continuing operations attributable to common stockholders	$218,370	$(6,866)	$211,504	$(20,985)	$(27,212)	$(22,994)	$140,313	$138,867	$21,824	$160,691	$(54,367)	$246,637
Discontinued operations	27,797	(2,556)	25,241	—	—	—	25,241	4,899	(3,836)	1,063	—	26,304
Net income (loss) attributable to common stockholders	246,167	(9,422)	236,745	(20,985)	(27,212)	(22,994)	165,554	143,766	17,988	161,754	(54,367)	272,941
Adjustments:
Real estate depreciation and amortization	203,966	14,845	218,811	52,138	22,663	109,093	402,705	133,992	18,276	152,268	108,859	663,832
Real estate depreciation and amortization related to noncontrolling interest	(6,217)	—	(6,217)	—	—	—	(6,217)	(1,099)	(2,005)	(3,104)	(2,656)	(11,977)
Real estate depreciation and amortization related to unconsolidated entities	2,367	2,367	4,734	—	—	—	4,734	4,793	—	4,793	878	10,405
Discontinued operations:
Gain on sale of real estate assets	(25,241)	—	(25,241)	—	—	—	(25,241)	(16,948)	—	(16,948)	—	(42,189)
Depreciation on real estate assets	464	(464)	—	—	—	—	—	2,352	(1,473)	879	—	879
FFO	421,506	7,326	428,832	31,153	(4,549)	86,099	541,535	266,856	32,786	299,642	52,714	893,891
Adjustments:
Income tax expense (benefit)	2,930	39	2,969	(7,560)	—	(32,303)	(36,894)	—	—	—	—	(36,894)
Loss (gain) on extinguishment of debt	9,791	—	9,791	2	—	(2)	9,791	(75)	—	(75)	75	9,791
Merger-related expenses and deal costs	19,243	—	19,243	—	—	—	19,243	5,118	—	5,118	—	24,361
Loss on interest rate swap	—	—	—	—	16,020	—	16,020	—	—	—	—	16,020
Amortization of other intangibles	511	511	1,022	—	—	—	1,022	—	—	—	—	1,022
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	—	—	—	—	(620)	—	(620)	—	(620)
Impairments	—	—	—	—	—	—	—	15,006	—	15,006	—	15,006
Normalized FFO	$453,981	$7,876	$461,857	$23,595	$11,471	$53,794	$550,717	$286,285	$32,786	$319,071	$52,789	$922,577

Ventas’s historical and pro forma FFO and normalized FFO per diluted share outstanding for the year ended December 31, 2010 follows (in thousands, except per share amounts)(1):

	Ventas Historical	Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	Total Pro Forma

Income from continuing operations attributable to common stockholders	$1.39	$0.75	$1.12	$0.85
Discontinued operations	0.18	0.13	0.04	0.09
Net income attributable to common stockholders	1.56	0.88	1.15	0.94
Adjustments:
Real estate depreciation and amortization	1.29	2.14	1.08	2.29
Real estate depreciation related to noncontrolling interest	(0.04)	(0.03)	(0.01)	(0.04)
Real estate depreciation and amortization related to unconsolidated entities	0.02	0.03	0.04	0.04
Discontinued operations:
Gain on sale of real estate assets	(0.16)	(0.13)	(0.14)	(0.15)
Depreciation on real estate assets	0.00	—	0.02	0.00
FFO	2.67	2.88	2.14	3.09
Adjustments:
Income tax expense (benefit)	0.02	(0.20)	—	(0.13)
Loss on extinguishment of debt	0.06	0.05	(0.00)	0.03
Merger-related expenses and deal costs	0.12	0.10	0.04	0.08
Loss on interest rate swap	—	0.09	—	0.06
Amortization of other intangibles	0.00	0.01	—	0.00
Gain on re-measurement of equity interest upon acquisition, net	—	—	(0.00)	(0.00)
Impairments	—	—	0.12	0.05
Normalized FFO	$2.88	$2.93	$2.30	$3.18

Diluted shares outstanding used in computing FFO and normalized FFO per common share	157,657	188,179	124,514	289,746

(1) Per share amounts may not add due to rounding.

Pro forma FFO and normalized FFO are presented for information purposes only, and were based on available information and assumptions that the Company’s management believes to be reasonable; however, they are not necessarily indicative of what Ventas’s FFO or normalized FFO actually would have been assuming the transactions had occurred as of the dates indicated.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values, instead, have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  To overcome this problem, Ventas considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT.  Further, Ventas believes that normalized FFO provides useful information because it allows investors, analysts and Ventas management to compare Ventas’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items.  Ventas uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO.  NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.  Ventas defines “normalized FFO” as FFO excluding the following items (which may be recurring in nature): (a) gains and losses on the sales of real property assets; (b)

merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries, if any, relating to the Company’s lawsuit against HCP, Inc.; (c) the impact of any expenses related to asset impairment and valuations allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (d) the non-cash effect of income tax benefits or expenses; (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (f) gains and losses for the non-operational hedge agreements; and (g) any gains or losses on re-measurement of equity interests upon acquisition.

FFO and normalized FFO presented herein are not necessarily identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions.  FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of Ventas’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of Ventas’s liquidity, nor is FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of Ventas’s needs.  Ventas believes that in order to facilitate a clear understanding of Ventas’s consolidated historical operating results, FFO and normalized FFO should be examined in conjunction with net income as presented in the Unaudited Pro Forma Consolidated Condensed Financial Statements.